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                                     EXHIBIT

                              PERSONS CONTROLLED BY
                          OR UNDER COMMON CONTROL WITH
                                 THE REGISTRANT

Below is a list of persons directly or indirectly controlled by or under common control with the Registrant and (i) the state of organization, (ii) the basis of control, and (iii) the principal business for each entity:

ROBERT G. DAVIS (ATTORNEY-IN-FACT and Ultimate Controlling Person)
------ -- ----- -

P&C GROUP

1. UNITED SERVICES AUTOMOBILE ASSOCIATION (A Reciprocal Interinsurance Exchange)

The purpose of USAA is to provide insurance coverage (personal lines property and casualty policies only) for eligible "members." Essentially, eligibility for membership is limited to active duty, guard and reserve, commissioned, non-commissioned, petty, and warrant officers of the United States Services, employees and former USAA members.

2. ENTERPRISE INDEMNITY CAPTIVE INSURANCE COMPANY, INC. (Wholly-owned subsidiary of United Services Automobile Association)

The purpose of this Arizona captive insurance company is to provide selected insurance and reinsurance products to USAA companies.

3. USAA CASUALTY INSURANCE COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

The purpose of this company is to provide personal lines insurance coverage to former dependents of USAA members, active duty, guard and reserve, enlisted military personnel, and employees of USAA.

4. USAA CORPORATE ATTORNEY IN FACT, INC. (A Delaware non-insurance corporation)

The purpose of USAA CORPORATE ATTORNEY IN FACT, INC. is to be the corporate attorney in fact of USAA Texas Lloyd's Company.

5. USAA COUNTY MUTUAL INSURANCE COMPANY (A Texas County Mutual insurer managed by United Services Automobile Association)

The purpose of this company is to provide auto insurance to certain individuals eligible for insurance in USAA and USAA CIC in Texas.

6. USAA GENERAL AGENCY, INC. (Wholly-owned subsidiary of United Services Automobile Association)

This company was organized as a subsidiary of United Services Automobile Association to act as a managing general insurance agency for flood insurance offered through the National Flood Insurance Program.

7. USAA GENERAL INDEMNITY COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

The primary purpose of this company is to provide nonstandard automobile insurance to certain risks eligible for insurance in USAA or USAA CIC, except in California, where it provides automobile insurance to current and former enlisted personnel.

8. USAA INSURANCE AGENCY, INC. (Texas) (Wholly-owned subsidiary of United Services Automobile Association)

A Texas corporation organized to place coverage for USAA members and associate members not offered by USAA P&C Group.

9. USAA LIMITED (Wholly-owned United Kingdom subsidiary of United Services Automobile Association)

The primary purpose of the company is to provide certain personal lines insurance coverages to members of United Services Automobile Association based in the European Union.

LIFE GROUP

1. USAA LIFE INSURANCE COMPANY (DEPOSITOR) (Wholly-owned subsidiary of United Services Automobile Association)

A Texas corporation organized to act as a life insurance company offering complete life insurance products and services to the general public.

2. USAA LIFE GENERAL AGENCY, INC. (Wholly-owned subsidiary of USAA Life Insurance Company)

A Colorado corporation organized to act as a general insurance agency for life and health products offered by non-USAA companies. The products offered by this company are available to the general public.

3. USAA LIFE INSURANCE COMPANY OF NEW YORK (Wholly-owned subsidiary of USAA Life Insurance Company)

This company was organized to provide life insurance and annuity products to residents of New York.

4. SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY (REGISTRANT) Investment account organized under the laws of the State of Texas.

USAA Life Insurance Company is the depositor.

5. LIFE INSURANCE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY (REGISTRANT) Investment account organized under the laws of the State of Texas.

USAA Life Insurance Company is the depositor

CAPCO GROUP

1. USAA CAPITAL CORPORATION (Wholly-owned subsidiary of United Services Automobile Association)

This company is a general purpose financing company for USAA, its subsidiaries and affiliates and is organized as a Delaware corporation. It also acts as a holding company for all USAA non-insurance companies (except USAA Funding Company and USAA Property Holdings, Inc.) and therefore with respect to the banking entities serves as a unitary savings and loan holding company.

2. USAA FUNDING COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

This company was initially and primarily organized to facilitate the acquisition of preferred stock issued by USAA insurance companies.

3. USAA PROPERTY HOLDINGS, INC. (Wholly-owned subsidiary of United Services Automobile Association)

This company was formed to invest in certain real estate limited partnerships the assets of which are comprised of housing units which qualify for significant federal tax credits.

BANK GROUP

1. USAA FEDERAL SAVINGS BANK (Wholly-owned subsidiary of USAA Capital
Corporation)

This company is organized to offer personal banking services to the general public.

2. CAPITAL MANAGEMENT COMPANY (Wholly-owned indirect subsidiary of United Services Automobile Association)

This company serves as a unitary savings and loan holding company of USAA Federal Savings Bank.

3. USAA FINANCIAL SERVICES CORPORATION (Wholly-owned subsidiary of USAA Capital Corporation)

This company is incorporated under the Utah Revised Business Corporation Act and owns an inactive Utah Industrial Loan Company license.

ALLIANCE SERVICES GROUP

1. USAA ALLIANCE SERVICES COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

This company was organized to engage in the business of wholesale and retail sales of goods and to provide consumer-oriented and travel agency services to customers, subscribers and the general public.

2. USAA ALLIANCE SERVICES, L.P.

This partnership was organized to provide travel and discount buying services through a limited partnership structure.

USAA owns 99% of the Partnership as a Limited Partner with the remaining 1% owned by USAA Alliance Services Company as General Partner.

INVESTMENT GROUP

1. USAA INVESTMENT CORPORATION (Wholly-owned subsidiary of USAA Capital Corporation)

This company serves as a holding company for USAA Investment Management Company and USAA Transfer Agency Company.

2. USAA INVESTMENT MANAGEMENT COMPANY (Wholly-owned subsidiary of USAA Investment Corporation)

This company serves as the investment manager, administrator, underwriter and distributor of the USAA Family of Funds offered to the general public (presently
39). It carries out the funds' investment programs, markets their shares and provides certain administrative services.

This company also provides investment management services for the investment portfolios of United Services Automobile Association and its affiliated companies. In addition, this company provides investment advisory services through personal asset management products to high net worth individuals. This company also offers discount brokerage services.

3. USAA TRANSFER AGENCY COMPANY (DBA: USAA SHAREHOLDER ACCOUNT SERVICES) (Wholly-owned subsidiary of USAA Investment Corporation)

This company serves as a transfer agent to the USAA mutual funds.

FINANCIAL PLANNING GROUP

1. USAA FINANCIAL PLANNING SERVICES INSURANCE AGENCY, INC. (DBA: USAA FINANCIAL PLANNING SERVICES, INC.) (Wholly-owned subsidiary of USAA Capital Corporation)

This company engages in the business of providing personalized financial planning services to the general public. It also acts as an insurance agency that can promote property and casualty insurance products and life and health insurance products.

2. USAA FINANCIAL ADVISORS, INC. (Wholly-owned subsidiary of USAA Financial Planning Services Insurance Agency, Inc.)

This company is a broker-dealer enabled to permit its representatives to promote USAA securities products to its members.

REAL ESTATE GROUP

1. USAA REAL ESTATE COMPANY (Wholly-owned subsidiary of USAA Capital
Corporation)

This company engages in the business of acquisition, development, ownership and sale of land, real estate and other property or real estate securities by purchase, lease or otherwise, including real estate/financial services to its affiliates, subsidiaries, and the general public.

2. LA CANTERA DEVELOPMENT COMPANY (Wholly-owned subsidiary of USAA Capital Corporation)

This company owns, develops and sells land in the La Cantera development in northwest San Antonio, Texas.